Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors

Bob Okunski

408-240-5447

Bob.Okunski@sunpower.com

Media

Natalie Wymer

408-457-2348

Natalie.Wymer@sunpower.com

8point3 Energy Partners Reports Fourth Quarter 2015 Results

SAN JOSE, Calif., Jan. 27, 2015 – 8point3 Energy Partners LP (NASDAQ: CAFD) today announced financial results for its fourth fiscal quarter ended Nov. 30, 2015.

•	Recorded Cash Available for Distribution ("CAFD") of $16.3 million, $1.1 million above Q4 guidance
•	Total of 131 megawatts (MW) of solar power projects achieved commercial operation in Q4 2015
•	Recently completed first drop down project acquisition – 20 MW (AC) Kern County School District project
•	Declared Q4 2015 distribution of $0.217 per share
•	Forecasts Q1 2016 distribution of approximately ~$0.224 per share, an increase of 3.5 percent compared to the Q4 2015 distribution

For the fourth quarter of fiscal 2015 8point3 Energy Partners reported revenue of $4.0 million, net loss of $8.6 million and adjusted EBITDA of $8.1 million.  CAFD for the quarter was $16.3 million and exceeded our Q4 guidance by more than $1 million.  Revenue, net loss and adjusted EBITDA for the quarter were adversely impacted by a 30-day delay in the partnership’s Quinto project reaching commercial operation due to environmental requirements and minor production variations from certain projects already in operation. While the Quinto project generated electricity during the delay, proceeds from such generation are accounted for as a reduction in fixed assets for the project, rather than recognized as revenue.

"We are pleased to exceed our CAFD forecast for the quarter as our results reflect the solid performance of our high quality solar projects,” said Chuck Boynton, 8point3 Energy Partners CEO.  “During the quarter, more than 130 MW of projects reached commercial operation and now with all of our 432 MW initial portfolio producing energy, we expect these assets to generate approximately $70 million in annual CAFD with an approximately 22-year average remaining contract term.  Additionally, we recently acquired the 20 MW Kern County School District project which we expect to generate approximately $2.7 million in annual after-tax CAFD when all three phases are operational later this year and which has a 20 year remaining contract term.  This is our first acquisition and the partnership has been offered additional projects that are currently under review. We believe that with our stable, diversified portfolio of solar assets, our dual sponsor structure and associated pipelines and the current favorable policy environment, we are well positioned to sustain targeted growth rates.”

The partnership previously announced that its Board of Directors has declared a fourth quarter distribution for its Class A shares of $0.217 per share. The fourth quarter distribution was paid on Jan. 14, 2016.

As of Nov. 30, 2015, 8point3 Energy Partners had total liquidity of $233 million comprised of $57 million in cash on its balance sheet, $151 million available on its five-year revolving credit facility and $25 million available through a delayed draw on its debt facility.

"We are pleased with our year end results which enabled us to increase our shareholder distribution by 3.5 percent and maintain our targeted long term, sustainable growth rate,” said Mark Widmar, 8point3 Energy Partners CFO.  “With our conservative capital structure, predictable cash flows from high quality solar assets and significant liquidity position, we have the resources to drive long term growth for our investors.”

Guidance

The partnership’s first quarter 2016 guidance is as follows:  revenue of $6.0 to $7.0 million, net loss of $4.5 to $5.5 million, adjusted EBITDA of $6.0 million to $7.0 million, CAFD of $14.5 million to $15.5 million and a distribution per share of approximately $0.224, a forecasted increase of 3.5 percent compared to the Q4 2015 distribution.

The partnership also reiterated that it expects to achieve its 12-15 percent distribution growth rate for 2016.

About 8point3 Energy Partners
8point3 Energy Partners LP (NASDAQ: CAFD) is a growth-oriented limited partnership formed by First Solar, Inc. and SunPower Corporation to own, operate and acquire solar energy generation projects. 8point3 Energy Partners’ primary objective is to generate predictable cash distributions that grow at a sustainable rate. The partnership owns interests in projects in the United States that generate long-term contracted cash flows and serve utility, commercial and residential customers.  For more information about 8point3 Energy Partners, please visit: www.8point3energypartners.com.

For 8point3 Energy Partners Investors

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the partnership and its subsidiaries, including guidance regarding the partnership’s revenue, adjusted EBITDA, cash available for distribution and distributions, other future actions, conditions or events such as the projected commercial operation dates of projects, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, January 27, 2015, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described under “Risk Factors” in our prospectus related to the Partnership’s initial public offering dated June 18, 2015 and filed with the SEC on June 22, 2015 and in the Partnership’s Quarterly Reports on Form 10-Q for the quarters ended June 28, 2015 and August 31, 2015. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

Non-GAAP Financial Information

This earnings release includes certain financial measures that are not defined under U.S. generally accepted accounting principles (GAAP), including Adjusted EBITDA and cash available for distribution. Such non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. We reconcile these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP in the tables that accompany this release. In the introduction to such reconciliation tables that accompany this release, we disclose the reasons why we believe our use of the non-GAAP financial measures in this release provides useful information.

8point3 Energy Partners LP

Consolidated Balance Sheets

(In thousands, except share data)

	November 30,	December 28,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$56,781	$—
Accounts receivable and short-term financing receivables, net	4,289	2,910
Cash grants and rebates receivable	—	1,216
Prepaid and other current assets	8,033	—
Total current assets	69,103	4,126
Property and equipment, net	486,942	158,208
Long-term financing receivables, net	83,376	85,635
Investment in unconsolidated affiliates	352,070	—
Other long-term assets	26,142	—
Total assets	$1,017,633	$247,969
Liabilities and Equity
Current liabilities:
Accounts payable and other current liabilities	$2,612	$12,214
Short-term debt and financing obligations	1,964	1,842
Deferred revenue, current portion	489	631
Total current liabilities	5,065	14,687
Long-term debt and financing obligations	297,206	91,183
Deferred revenue, net of current portion	746	10,615
Other long-term liabilities	22,483	3,974
Total liabilities	325,500	120,459
Redeemable noncontrolling interests	89,747	—
Equity:
Class A shares, 20,007,281 issued and outstanding as of November 30, 2015 and no shares issued or outstanding as of December 28, 2014	392,748	—
Class B shares, 51,000,000 issued and outstanding as of November 30, 2015 and no shares issued or outstanding as of December 28, 2014	—	—
SunPower investment prior to IPO	—	140,189
Accumulated earnings (deficit)	15,580	(9,523)
Accumulated other comprehensive loss	—	(3,156)
Total shareholders' equity attributable to 8point3 Energy Partners LP	408,328	127,510
Noncontrolling interests	194,058	—
Total equity	602,386	127,510
Total liabilities and equity	$1,017,633	$247,969

8point3 Energy Partners LP

Consolidated Statements of Operations

(In thousands, except per share data)

	Eleven Months Ended	Year Ended
	November 30,	December 28,	December 29,
	2015	2014	2013
Revenues:
Operating revenues	$10,660	$9,231	$24,489
Total revenues	10,660	9,231	24,489
Operating costs and expenses:
Cost of operations	2,624	(3,195)	13,111
Cost of operations-SunPower, prior to IPO	468	937	928
Selling, general and administrative	10,702	4,818	4,272
Depreciation, amortization and accretion	4,291	2,339	3,224
Acquisition-related transaction costs	212	—	—
Total operating costs and expenses	18,297	4,899	21,535
Operating (loss) income	(7,637)	4,332	2,954
Other expense (income):
Interest expense	1,860	5,525	6,751
Interest income	(1,470)	—	—
Realized loss on cash flow hedges	5,448	—	—
Loss on termination of financing obligation	6,477	—	—
Unrealized loss on cash flow hedges	611	—	—
Total other expense, net	12,926	5,525	6,751
Loss before income taxes	(20,563)	(1,193)	(3,797)
Income tax provision	(12,503)	(23)	(30)
Equity in earnings of unconsolidated investees	9,055	—	—
Net loss	$(24,011)	$(1,216)	$(3,827)
Less: Predecessor loss prior to IPO on June 24, 2015	(20,095)
Net loss subsequent to IPO	(3,916)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(22,642)
Net income attributable to 8point3 Energy Partners LP Class A shares	$18,726
Net income per Class A share:
Basic	$0.94
Diluted	$0.94
Weighted average number of Class A shares:
Basic	20,002
Diluted	35,034

8point3 Energy Partners LP

Consolidated Statements of Cash Flows

(In thousands)

	Eleven Months Ended	Year Ended
	November 30,	December 28,	December 29,
	2015	2014	2013
Cash flows from operating activities:
Net loss	$(24,011)	$(1,216)	$(3,827)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	4,291	2,339	3,224
Unrealized loss on interest rate swap	611	—	—
Interest expense on financing obligation	1,193	4,838	4,550
Loss on termination of financing obligation	6,477	—	—
Reserve for rebates receivable	1,338	—	—
Cash distributions from unconsolidated investees	6,766	—	—
Equity in earnings of unconsolidated investees	(9,055)	—	—
Deferred income taxes	12,491	—	—
Share-based compensation	112	—	—
Changes in operating assets and liabilities:
Accounts receivable and financing receivable	374	(4,118)	(19,229)
Cash grants receivable	146	1,099	(1,125)
Rebates receivable	(121)	2,685	1,565
Solar power systems to be leased under sales type leases	197	463	11,380
Prepaid expense and other current assets	(4,258)	—	—
Deferred revenue	(118)	(819)	1,242
Accounts payable and other accrued liabilities	5,403	(3,470)	7,600
Net cash provided by (used in) operating activities	1,836	1,801	5,380
Cash flows from investing activities:
Purchases of property and equipment	(223,688)	(58,457)	(19,296)
Receipts of cash grants related to solar energy systems under operating leases	—	3,226	11,214
Distributions from unconsolidated investees	4,672	—	—
Net cash used in investing activities	(219,016)	(55,231)	(8,082)
Cash flows from financing activities:
Proceeds from issuance of Class A shares, net of issuance costs	393,750	—	—
Proceeds from issuance of bank loans, net of issuance costs	461,192	61,481	54,607
Cash distribution to SunPower at IPO	(371,527)	—	—
Cash distribution to SunPower for the remaining purchase price payments of initial projects	(202,680)	—	—
Cash distribution to First Solar at IPO	(283,697)	—	—
Repayment of bank loans	(264,143)	—	—
Proceeds from issuance of promissory note to First Solar	1,964	—	—
Capital contributions from SunPower	341,694	3,147	31,923
Capital distributions to SunPower	(3,163)	(11,198)	(83,828)
Cash distributions to Class A shares	(3,146)	—	—
Cash contributions from noncontrolling interests and redeemable noncontrolling interests - tax equity investors	203,717	—	—
Net cash provided by financing activities	273,961	53,430	2,702
Net increase in cash and cash equivalents	56,781	—	—
Cash and cash equivalents, beginning of period	—	—	—
Cash and cash equivalents, end of period	$56,781	$—	$—
Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$1,279	$7,815	$47,194
Property and equipment acquisitions funded by liabilities	—	8,675	—
Additions of ARO assets and liabilities	7,798	—	—
Predecessor liabilities assumed by SunPower	48,588	—	—
Issuance by OpCo of OpCo common units, subordinated units and IDRs for acquisition of interests in First Solar Project Entities	408,820	—	—
Property and equipment additions funded by SunPower post-IPO	50,683	—	—
Supplemental disclosures:
Cash paid for interest, net of amounts capitalized	437	688	335

Non-GAAP Financial Measures

Our management uses a variety of financial metrics to analyze our performance. The key financial metrics we evaluate are Adjusted EBITDA and cash available for distribution.

Adjusted EBITDA.    We define Adjusted EBITDA as net loss plus interest expense, net of interest income, income tax (provision) benefit, depreciation, amortization and accretion, including our proportionate share of net interest expense, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method, and share-based compensation; and excluding the effect of certain other non-cash or non-recurring items that we do not consider to be indicative of our ongoing operating performance such as, but not limited to, mark to market adjustments to the fair value of derivatives related to our interest rate hedges and transaction costs in our future acquisitions of projects. Adjusted EBITDA is a non-U.S. GAAP financial measure. This measurement is not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The U.S. GAAP measure most directly comparable to Adjusted EBITDA is net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and borrowers’ ability to service debt. In addition, Adjusted EBITDA is used by our management for internal planning purposes including certain aspects of our consolidated operating budget and capital expenditures. It is also used by investors to assess the ability of our assets to generate sufficient cash flows to make distributions to our Class A shareholders.

However, Adjusted EBITDA has limitations as an analytical tool because it does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments, does not reflect changes in, or cash requirements for, working capital, does not reflect significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt or cash distributions on tax equity, does not reflect payments made or future requirements for income taxes, and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results of operations. Adjusted EBITDA is a non-U.S. GAAP measure and should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other performance or liquidity measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of Adjusted EBITDA are not necessarily comparable to EBITDA as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income or net cash provided by (used in) operating activities.

Cash Available for Distribution.    Although we have not quantified cash available for distribution on a historical basis, we use cash available for distribution, which we define as Adjusted EBITDA less equity in earnings of unconsolidated affiliates, cash interest paid, cash income taxes paid, maintenance capital expenditures, cash distributions to noncontrolling interests and principal amortization of indebtedness plus cash distributions from unconsolidated affiliates, test electricity generation and cash proceeds from sales-type residential leases. Our cash flow is generated from distributions we receive from OpCo each quarter. OpCo’s cash flow is generated primarily from distributions from the Project Entities. As a result, our ability to make distributions to our Class A shareholders depends primarily on the ability of the Project Entities to make cash distributions to OpCo and the ability of OpCo to make cash distributions to its unitholders.

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make our minimum quarterly distribution. In addition, cash available for distribution is used by our management team for determining future acquisitions and managing our growth. The U.S. GAAP measures most directly comparable to cash available for distribution are net income and net cash provided by (used in) operating activities.

However, cash available for distribution has limitations as an analytical tool because it does not capture the level of capital expenditures necessary to maintain the operating performance of our projects, does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. Cash available for distribution is a non-U.S. GAAP measure and should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other performance or liquidity measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of cash available for distribution are not necessarily comparable to cash available for distribution as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income or net cash provided by (used in) operating activities.

The following table presents a reconciliation of net income to Adjusted EBITDA and Cash Available for Distribution for the three months ended November 30, 2015, August 31, 2015, and December 28, 2014, and the eleven months ended November 30, 2015 and years ended December 28, 2014 and December 29, 2013, respectively:

8point3 Energy Partners LP

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)

(Unaudited)

	Three Months Ended			Eleven Months Ended	Year Ended
	November 30,	August 31,	December 28,	November 30,	December 28,	December 29,
(in thousands)	2015	2015	2014	2015	2014	2013
Net loss	$(8,644)	$1,287	$(2,234)	$(24,011)	$(1,216)	$(3,827)
Add (Less):
Interest expense, net of interest income	(33)	(27)	1,435	390	5,525	6,751
Income tax provision (benefit)	11,796	701	54	12,503	23	30
Depreciation, amortization and accretion	1,917	1,172	701	4,291	2,339	3,224
Share-based compensation	56	56	—	112	—	—
Corporate overhead allocation (1)	—	973	1,516	6,372	2,334	3,800
Loss on cash flow hedges related to Quinto interest rate swaps	—	2,673	—	5,448	—	—
Loss on termination of residential financing obligations	—	—	—	6,477	—	—
Acquisition-related transaction costs (2)	212	—	—	212	—	—
Unrealized (gain) loss on derivatives (3)	(159)	770	—	611	—	—
Add proportionate share from equity method investments (4)
Interest expense, net of interest income	(144)	(21)	—	(165)	—	—
Depreciation, amortization and accretion	3,052	2,160	—	5,212	—	—
Adjusted EBITDA	$8,053	$9,744	$1,472	$17,452	$9,005	$9,978
Less:
Equity in earnings of unconsolidated affiliates, net with (4) above (5)	(5,849)	(8,254)	—	(14,102)	—	—
Cash interest paid (6)	(2,787)	(1,715)	—	(4,502)	—	—
Add:
Cash distributions from unconsolidated affiliates (7)	6,230	4,672	—	10,902	—	—
Test electricity generation (8)	4,020	1,556	—	5,576	—	—
Cash proceeds (usage) from sales-type residential leases, net (9)	754	744	662	2,730	2,746	(12,337)
Indemnity payment from SunPower (10)	3,900	—	—	3,900	—	—
Working capital loan (11)	1,964	—	—	1,964	—	—
Cash available for distribution	$16,285	$6,747	$2,134	$23,920	$11,751	$(2,359)

(1)	Represents the non-cash allocation of the Predecessor’s corporate overhead in selling, general and administrative expenses.
(2)	Represents acquisition-related financial advisory and legal fees associated with ROFO Project interests expected to be purchased by us in the future.
(3)	Represents the changes in fair value of interest rate swaps that were not designated as cash flow hedges.
(4)	Represents our proportionate share of net interest expense, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.
(5)

Equity in earnings of unconsolidated affiliates represents the earnings from the Solar Gen 2 Project, the North Star Project and the Lost Hills Blackwell Project and is included on our consolidated statements of operations.

(6)

Represents cash interest payments related to our term loan facility post-IPO. The interest payments for the Quinto Credit Facility on the Predecessor’s combined carve-out financial statements were excluded as they were funded by one of our Sponsors.

(7)

Cash distributions from unconsolidated affiliates represent the cash received by OpCo with respect to its 49% interest in the Solar Gen 2 Project, the North Star Project and the Lost Hills Blackwell Project.

(8)

Test electricity generation represents the sale of electricity that was generated prior to COD by the Quinto Project, the RPU Project, the UC Davis Project and the Macy’s Project. Solar systems may begin generating electricity prior to COD as a result of the installation and interconnection of individual solar modules, which occurs over time during the construction and commission period. The sale of test electricity generation is accounted for as a reduction in the asset carrying value rather than operating revenue prior to COD, even though it generates cash for the related Project Entity.

(9)

Cash proceeds (usage) from sales-type residential leases, net, represent gross rental cash receipts for sales-type leases, less sales-type revenue and lease interest income that is already reflected in net income (loss), during the period. The corresponding revenue for such leases was recognized in the period in which such lease was placed in service, rather than in the period in which the rental payment was received, due to the characterization of these leases under U.S. GAAP.

(10)	Represents an indemnity payment from SunPower related to the shortfall in energy produced prior to commercial operation which is owed to OpCo by each Sponsor in accordance with the Omnibus Agreement.
(11)	Represents a working capital loan from First Solar.

8point3 Energy Partners LP

FY 2016 Q1 Guidance

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)

(in millions)	Low	High
Net loss	$(5.5)	$(4.5)
Add (Less):
Income tax provision (benefit)	1.5	1.5
Interest expense, net of interest income	2.5	2.5
Depreciation, amortization and accretion	4.5	4.5
Share-based compensation	-	-
Add proportionate share from equity method investments (1):
Depreciation, amortization and accretion	3.0	3.0
Adjusted EBITDA	$6.0	$7.0
Less:
Equity in earnings of unconsolidated affiliates, net with (1)	(3.0)	(3.0)
Cash interest paid	(2.5)	(2.5)
Cash distributions to non-controlling interests	(1.5)	(1.5)
Add:
Cash distributions from unconsolidated affiliates	5.0	5.0
Indemnity payment from Sponsor (2)	10.0	10.0
Cash proceeds from sales-type residential leases	0.5	0.5
Estimated cash available for distribution	$14.5	$15.5

(1)	Represents our proportionate share of net interest expense, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.
(2)	Represents the indemnity payment by SunPower for the shortfall of the expected network upgrade refund as compared to those projected in the base model in accordance with the amended Omnibus Agreement.